Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR RELATIONS:	MEDIA CONTACT:
916-403-2755	Bryon McGregor, Pacific Ethanol, Inc.
866-508-4969	(916) 403-2710
InvestorRelations@pacificethanol.net	bmcgregor@pacificethanol.net

PACIFIC ETHANOL RECEIVES NASDAQ NOTIFICATION

Sacramento, CA, September 18, 2009 – Pacific Ethanol, Inc. (the “Company”) (NASDAQ GM: PEIX), announced today that on September 15, 2009, the Company received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying the Company that it does not comply with the $1.00 minimum bid price requirement for continued listing on The NASDAQ Global Market set forth in NASDAQ Listing Rule 5450(a)(1).  The Company has been provided an initial period of 180 calendar days, or until March 14, 2010, in which to regain compliance.

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